Exhibit 99.2

FOR IMMEDIATE RELEASE

TransEnterix Announces Name Change to Asensus Surgical and Introduces a New Category of Surgery, Performance-Guided Surgery

New name reflects commitment to pioneering a new era of Performance-Guided Surgery to help improve surgical results and patient outcomes

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--February 23, 2021-- TransEnterix, Inc. (NYSE American:TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced that it will change its corporate name to Asensus Surgical, Inc. The name change reflects the company's broader vision of shaping the future of surgery by integrating computer vision and machine learning with surgical robotics. While the company name change is effective today, the company's stock will begin trading under the new ticker symbol, NYSE American: ASXC, and name, Asensus Surgical, Inc., at the open of trading on March 5, 2021.

Asensus Surgical's technology platform, Senhance® Surgical System, is the first of its kind digital laparoscopic platform that leverages augmented intelligence to provide unmatched performance and patient outcomes through machine learning. Senhance goes beyond the typical surgical robotic systems, providing surgical assurance through haptic feedback, eye-tracking camera control, and 3D visualization, and is the first platform to offer 3 mm instruments (the smallest instrument available in the world on a robotic surgical platform). Today, the Senhance Surgical System is being used by over 100 active surgeon users across three continents with over 4,000 procedures performed across a wide variety of surgical specialties.

“As we work to create the future of surgery we need to enable surgeons to take the best surgical practices and techniques from everywhere and enable them to be leveraged anywhere; this is what digital technology has enabled us to do,” said Anthony Fernando, President and Chief Executive Officer of Asensus. “As the company evolves from a robotics company to a digital surgery company, the rebrand better reflects our vision and we know that Asensus has the technology, the team, and the opportunity to create a new paradigm in best surgical practices and techniques we call performance-guided surgery.”

Sensus is Latin for “cognition,” making the connection between surgeons’ knowledge and the augmented intelligence technology to perceive and develop future innovations. The inclusion of the “A” in front of “sensus” lends itself to the idea of augmented intelligence and being at the forefront of innovation. Asensus also speaks to “ascending” and “elevating,” which speaks to the company’s mission to elevate robotic surgery: to drive predictable outcomes, to optimize resources and costs, and to work with hospital systems that seek to strive to employ innovative healthcare strategies.

As part of the name change, Asensus Surgical also released a new company logo and rebranded the company website at www.Asensus.com.

About Asensus Surgical, Inc.

Asensus Surgical, Inc. is digitizing the interface between the surgeon and patient to pioneer a new era of Performance-Guided Surgery by unlocking the Clinical Intelligence to enable consistently superior outcomes and a new standard of surgery. This builds upon the foundation of Digital Laparoscopy with the Senhance® Surgical System powered by the Intelligent Surgical Unit™ (ISU™) to increase surgeon control and reduce surgical variability. With the addition of machine vision, augmented intelligence, and deep learning capabilities throughout the surgical experience, we intend to holistically address the current clinical, cognitive and economic shortcomings that drive surgical outcomes and value-based healthcare. Learn more about Performance-Guided Surgery and Digital Laparoscopy with the Senhance Surgical System here: www.Senhance.com. Now available for sale in the US, EU, Japan, Russia, and select other countries. For a complete list of indications for use, visit: www.transenterix.com/indications-for-use/.

Forward-Looking Statements

This press release includes statements relating to our vision for the future of performance-guided surgery and the role the Senhance Surgical System may play. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, and include whether we will be well-positioned to continue to deliver on our strategy and bring transformative technology to surgeons, hospitals and patients globally. For a discussion of the risks and uncertainties associated with our business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Mark Klausner or Mike Vallie, +1 443-213-0499

invest@transenterix.com

Or

MEDIA CONTACT

Kristin Schaeffer

CG Life

858-354-8850

kschaeffer@cglife.com